                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))


                                 PROVANT, INC.
                (Name of Registrant as Specified In Its Charter)



      (Name of Person(s) Filing Proxy Statement if other than Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                  Provant LOGO
                       67 BATTERYMARCH STREET, SUITE 600
                          BOSTON, MASSACHUSETTS 02110

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 3, 1999
                            ------------------------

     The Annual Meeting of Stockholders of PROVANT, Inc. (the "Company") will be held on Wednesday, November 3, 1999 at 3:00 p.m., Eastern Standard Time, at the BankBoston Conference and Training Center, BankBoston, 100 Federal Street, 35th Floor, Boston, Massachusetts for the following purposes:

     1. To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to amend and restate the Company's 1998 Equity Incentive Plan.

     3. To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on September 20, 1999 as the record date for determining the stockholders having the right to receive notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          DONALD W. GLAZER
                                          Secretary

Boston, Massachusetts
September 27, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE.

                                  Provant LOGO

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 3, 1999
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of PROVANT, Inc. (the "Company") of Proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Wednesday, November 3, 1999 at 3:00 p.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect a Board of Directors; to consider and act upon a proposal to amend and restate the Company's 1998 Equity Incentive Plan; and to consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting.

     If a stockholder specifies in the Proxy accompanying this Proxy Statement (the "Proxy") how it is to be voted, it will be voted in accordance with such specification. Any Proxy that is signed and returned and that does not specify how it is to be voted will be voted "for" the election of the nominees for directors named herein and "for" the proposal to amend and restate the Company's 1998 Equity Incentive Plan. Any stockholder giving a Proxy in the accompanying form retains the power to revoke it at any time before it is exercised by delivering a written revocation to the Secretary of the Company, by executing and returning to the Company a Proxy bearing a later date or by attending the Annual Meeting and voting his or her shares in person. Stockholders who attend the Annual Meeting in person will not be deemed thereby to have revoked their Proxies unless they affirmatively indicate at the Annual Meeting their intention to vote their shares in person.

     The Company's principal executive offices are located at 67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110. The Company mailed this Proxy Statement and the Proxy on or about October 1, 1999 to its stockholders of record at the close of business on September 20, 1999.

                ANNUAL REPORT AND INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1999, including financial statements and the report of KPMG LLP thereon, and Annual Report on Form 10-K for the same period, are being mailed with this Proxy Statement to each of the Company's stockholders of record at the close of business on September 20, 1999. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board of Directors intends to retain KPMG LLP as the Company's independent certified public accountants for the current fiscal year.

                               VOTING SECURITIES

     The holders of record of shares of Common Stock of the Company outstanding at the close of business on September 20, 1999 may vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 18,584,248 shares of Common Stock. Each stockholder has one vote at the Annual Meeting for each share of Common Stock held of record on that date. As long as a quorum (a majority of issued and outstanding shares of Common Stock) is present in person or by proxy at the Annual Meeting, each of the nominees for director shall be elected by a plurality, and the amended and restated 1998 Equity Incentive Plan, as proposed in Item II of this Proxy Statement, shall be approved by a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote on that item. Votes may be cast in favor of the election of each of the nominees for director or withheld; votes that are withheld will have no effect on the outcome of the election of directors. Abstentions will have no effect on the outcome of the proposal to amend and restate the 1998 Equity Incentive Plan. If a broker or nominee holding stock in "street name" indicates on the Proxy that it does not have discretionary authority to vote to approve the amended and restated 1998 Equity Incentive Plan, those shares represented by the Proxy will not be considered present and entitled to vote with respect to those matters. Accordingly, "broker non-votes" on those matters will not be counted as votes cast in determining approval of those matters.

                                     ITEM I

                             ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors shall consist of one or more directors, the exact number to be fixed by the Board of Directors. The Board of Directors has currently fixed the number of directors at 12, effective at the Annual Meeting. The By-laws also provide that, within the limits above specified, the number of directors may at any time be increased or decreased by the vote of the Board of Directors. No decrease in the number of directors, however, will affect the term of any director in office. In the event that any of the nominees for director becomes unavailable, the persons named as Proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

NOMINEES FOR DIRECTOR

     Each of the following directors has been nominated for reelection at the Annual Meeting.

     PAUL M. VERROCHI, age 50, has been Chairman of the Board and Chief Executive Officer of the Company since May 1998. Prior to the Company's May 1998 initial public offering (the "IPO"), Mr. Verrochi was President and a director of the Company. Mr. Verrochi also is Chairman, co-founder and a principal of American Business Partners LLC ("ABP"). In 1992, Mr. Verrochi co-founded American Medical Response, Inc. ("AMR"), which at the time of its acquisition by Laidlaw Inc. in January 1997 was the largest provider of ambulance services in the United States. From August 1992 to January 1996, Mr. Verrochi served as AMR's President and Chief Executive Officer, and until January 1997 he also served as the Chairman of the Board of Directors. Mr. Verrochi was selected as the 1995 National Entrepreneur of the Year for Emerging Growth Companies by Inc. Magazine. Mr. Verrochi serves as an advisory board member to numerous charitable organizations, including the New England Aquarium and the Boston Symphony Orchestra. Mr. Verrochi is Chairman of BridgeStreet Accommodations, Inc. Mr. Verrochi received his Bachelor of Science degree from the United States Merchant Marine Academy at Kings Point, New York.

     JOHN H. ZENGER, age 67, has been President and a director of the Company since May 1998. Prior to the IPO, from May 1997 until May 1998, Mr. Zenger was a consultant to the Company. From April 1992 to November 1996, Mr. Zenger was employed in various capacities, including Vice President and Chairman, by the Times Mirror Training Group, one of the nation's largest training companies, consisting of Kaset, Learning International and Zenger Miller, the company that he co-founded in 1977. Mr. Zenger has taught at the University of Southern California School of Business and the Stanford Graduate School of Business. Mr. Zenger received his Doctorate degree in Business Administration from the University of Southern California, his Masters in Business Administration from the University of California, Los Angeles and his Bachelor of Science degree from Brigham Young University.

     DOMINIC J. PUOPOLO, age 56, has been Executive Vice President, Chief Financial Officer and a director of the Company since May 1998. Prior to the IPO, Mr. Puopolo was Treasurer and a director of the Company.

Mr. Puopolo is a co-founder and principal of ABP. In 1992, Mr. Puopolo co-founded AMR. From August 1992 to January 1996, Mr. Puopolo served as Executive Vice President, Chief Financial Officer, Treasurer and a member of the Board of Directors of AMR. Mr. Puopolo serves as a member of the Board of Trustees of Emerson College of Communications and is Chairman of its Resource Development Committee. Mr. Puopolo also serves on the Executive Committee of the Boston University School of Medicine and is a member of the Board of Trustees of Northeastern University. Mr. Puopolo, a Certified Public Accountant, is a member of the Massachusetts Society of Certified Public Accountants, the American Institute of Certified Public Accountants and the National Association of Accountants. Mr. Puopolo received his Masters in Business Administration degree from Suffolk University and his Bachelor of Science degree in Business Administration from Northeastern University.

     HERBERT A. COHEN, age 62, has been a director of the Company, and Chairman of MOHR Learning ("MOHR"), a subsidiary of the Company, since May 1998. Previously, from February 1991 until May 1998, Mr. Cohen was Chief Executive Officer of MOHR. From September 1978 to January 1991, Mr. Cohen was a partner and one of the original principals of MOHR Development, Inc., a training and consulting company. Mr. Cohen has served as President and a director of the Instructional Systems Association, an association of over 150 training companies dedicated to improving performance through training. Mr. Cohen received his Bachelor of Science degree in Psychology from the University of Maine.

     MICHAEL J. DAVIES, age 55, has been a director of the Company since May 1998. Mr. Davies also has served as a consultant to the Company since February 1997. From April 1994 to June 1997, Mr. Davies was a Managing Director of Legg Mason Wood Walker, Incorporated, specializing in media and communications. From September 1990 to March 1993, Mr. Davies was publisher of The Baltimore Sun. Prior to joining The Baltimore Sun, Mr. Davies was editor and publisher of The Hartford Courant. He also was editor and president of The Kansas City Star and The Kansas City Times and, before that, managing editor of The Courier Journal in Louisville, Kentucky, and of The Louisville Times. Mr. Davies is a director of internet.com Corporation. Mr. Davies received his Master of Science degree in Journalism from the Medill School of Journalism at Northwestern University and his Bachelor of Science degree from Georgia State University.

     BERT DECKER, age 59, has been a director of the Company since May 1998. Mr. Decker also serves as Chairman of Decker Communications, Inc. ("Decker"), a subsidiary of the Company, a position he has held since October 1979. From October 1979 until May 1998, Mr. Decker also was Chief Executive Officer of Decker. Mr. Decker is the author of the best-selling books You've Got to be Believed to be Heard and Creating Messages That Motivate. Mr. Decker also is the personal communications trainer for Charles Schwab and Olympic gold medalist Bonnie Blair. Mr. Decker has appeared on several national television programs, including The Today Show and 20/20. Mr. Decker received his Bachelor of Arts degree in Psychology from Yale University.

     PAUL C. GREEN, PH.D., age 57, has been a director of the Company, and Chairman of Behavioral Technology, Inc. ("BTI"), a subsidiary of the Company, since May 1998. Previously, from May 1979 until May 1998, Dr. Green was Chief Executive Officer of BTI. Dr. Green developed the Behavioral Interviewing(R) seminar, which has been attended by several hundred thousand managers worldwide. Dr. Green also has served as Assistant Professor in the Marketing Department at Memphis State University, where he taught courses in salesmanship, sales promotion, sales management and consumer behavior. Dr. Green received his Doctorate degree in Industrial-Organizational Psychology from Memphis State University, his Master of Science degree in Psychology from Memphis State University and his Bachelor of Arts degree from Lambuth College.

     DAVID B. HAMMOND, age 54, has been a director of the Company since May 1998. Mr. Hammond has been Chairman of Integrated Transport Systems Limited, a European vehicle auctioneer, since December 1995. Previously, from 1988 until April 1996, he served as Deputy Chairman of ADT Limited, an electronic security company. Mr. Hammond is a Fellow of the Institute of Chartered Accountants in England. Mr. Hammond is Deputy Chairman of Carlisle Holdings Limited and Chairman of its Executive Committee. Mr. Hammond also is a director of BridgeStreet Accommodations, Inc.

     JOHN R. MURPHY, age 65, has been a director of the Company since May 1998. Since March 1998, Mr. Murphy has served as Vice Chairman of the National Geographic Society ("National Geographic"). Mr. Murphy has served National Geographic in several capacities, including as its President and Chief Executive Officer from May 1995 until March 1998, and as its Executive Vice President from May 1993 until May 1995. Previously, from July 1981 until January 1991, Mr. Murphy served as President and publisher of The Baltimore Sun. Mr. Murphy is a past President of the United States Golf Association, and currently serves as a director of Omnicom Group and MSD&T Mutual Funds.

     ESTHER T. SMITH, age 60, has been a director of the Company since May 1998. Since July 1998, Ms. Smith has been a principal of The Poretz Group, an investor relations firm located in McLean, Virginia. Since October 1996, she has been a management consultant in corporate positioning and internet enterprise development. From October 1996 to December 1997, she was Editor-at-Large of TechNews Inc. ("TechNews"). Previously, from September 1985 to September 1996, she was President and a director of TechNews. From January 1995 to September 1996, she also served as that company's Chief Executive Officer. Now Post-Newsweek Business Information, Inc., TechNews was acquired by The Washington Post Co. in 1996. Ms. Smith is an advisor to the Netpreneur Program of the Morino Institute located in Reston, Virginia, and is a member of the Board of Directors of WomenCONNECT.com Corp.

     A. CARL VON STERNBERG, age 70, has been a director of the Company, and Chairman of Star Mountain, Inc. ("Star Mountain"), a subsidiary of the Company, since May 1998. Mr. von Sternberg also serves as President of Star Mountain, a position he has held since September 1987. In 1975, Mr. von Sternberg founded Allen Corporation of America ("Allen"), a firm specializing in training, human factors, engineering and logistics services. From October 1975 to May 1986, Mr. von Sternberg was President and Chairman of Allen, and following Allen's acquisition by The Singer Company he continued to serve as Allen's President until September 1987. Allen was selected in 1982 by Inc. Magazine as one of America's 500 fastest growing private companies. Prior to founding Allen, Mr. von Sternberg served as Executive Vice President and Chief Operating Officer of Essex Corporation, a behavioral science research company, which he co-founded in 1969. Mr. von Sternberg received his Bachelor of Science degree in Industrial Administration from Yale University.

     MARC S. WALLACE, age 52, has been a director of the Company since May 1998, and has been President of J. Howard & Associates, Inc. ("J. Howard"), a subsidiary of the Company, since January 1991. Previously, from April 1983 until May 1998, Mr. Wallace also was Treasurer of J. Howard. Mr. Wallace serves on the Boards of Directors of Belmont Hill School and the Berklee School of Music, on the Board of Advisors of First Community Bank in Boston and as a member of the Northeastern University Corporation. Mr. Wallace also is a member of the Boston Chamber of Commerce. Mr. Wallace received his Masters in Business Administration degree with a concentration in Finance from Central Michigan University and his Bachelor of Arts degree from Adams State College.

CERTAIN INFORMATION REGARDING DIRECTORS

     The Company currently has 14 directors, two of whom, Messrs. Hanson and King, are not standing for reelection to the Board of Directors at the Annual Meeting.

     The Board of Directors of the Company has formed an Executive Committee, an Audit Committee, a Compensation Committee, an Acquisition Committee, a Strategic Planning Committee and a Technology Development Committee. The Audit and Compensation Committees are described below.

     Audit Committee. The members of the Audit Committee of the Company's Board of Directors are Messrs. Hammond and Murphy and Ms. Smith. The Audit Committee makes recommendations to the Board of Directors concerning the engagement of independent public accountants, reviews with the independent public accountants the results of the audit, including the adequacy of internal controls and financial accounting policies, oversees or conducts special investigations or other functions on behalf of the Board of

Directors, reviews reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), reviews the Company's policies and procedures with regard to compliance by the Company with all material applicable governmental rules and regulations and makes recommendations with regard to strategic financial planning matters.

     Compensation Committee. The members of the Compensation Committee of the Company's Board of Directors are Messrs. Hammond and Murphy and Ms. Smith. The Compensation Committee makes recommendations to the Board of Directors with regard to all material compensation arrangements between the Company and each of its officers and directors and, at the request of the Board of Directors, advises the Board with respect to matters of compensation policy of broad impact within the Company. The Compensation Committee administers the Company's employee equity incentive plans, determines, subject to the provisions of the Company's incentive plans, the directors, officers, employees and consultants of the Company eligible to participate in any of the plans, determines the extent of such participation and terms and conditions under which benefits may be vested, received or exercised, and makes recommendations to the Board of Directors with regard to the adoption of new incentive plans.

     During the fiscal year ended June 30, 1999, the Board of Directors met eight times, the Audit Committee met five times and the Compensation Committee met eight times. There are no family relationships among any of the directors or executive officers of the Company.

DIRECTOR COMPENSATION

     Members of the Board of Directors who also serve as officers of or full-time consultants to the Company or its subsidiaries do not receive compensation for serving on the Board. During fiscal 1999, each other member of the Board of Directors received a fee of $3,000 for each Board of Directors meeting attended and an additional fee of $500 for each committee meeting attended. Beginning in fiscal 2000, fees will be paid for attending telephonic committee meetings. All directors receive reimbursement of reasonable expenses incurred in attending Board and committee meetings and otherwise carrying out their duties.

     Certain of the Company's directors are compensated through the 1998 Stock Option Plan for Outside Directors (the "Directors' Plan"). Only directors who do not otherwise serve as employees of or full-time consultants to the Company ("Outside Directors") are eligible to participate in the Directors' Plan. Messrs. Hammond and Murphy and Ms. Smith currently are the only directors who are entitled to participate.

     On the date of each annual meeting of stockholders, each Outside Director continuing in office will be granted an option to purchase a number of shares of common stock to be determined by the Board of Directors on that date, and any newly-elected Outside Director will be granted an option covering 7,500 shares of common stock. The exercise price for each option granted under the Directors' Plan will be the last sale price of a share of common stock as reported on the Nasdaq National Market ("Nasdaq") on the date the option is granted. On November 3, 1998, the date of the Company's 1998 Annual Meeting of Stockholders, each of Messrs. Hammond and Murphy and Ms. Smith received an option to purchase 7,500 shares of common stock.

     All options granted under the Directors' Plan will become fully exercisable six months after the date of grant. In the event that a transaction occurs that results or will result in the common stock not being registered under Section 12 of the Exchange Act, all options held by Outside Directors will terminate. If the transaction is intended to be treated as a pooling-of-interests for accounting purposes, the Board of Directors will cause the acquiring or surviving corporation or one of its affiliates to grant replacement options to participants. Otherwise, the Board of Directors may either accelerate the exercisability of all outstanding options or terminate all options in exchange for a cash payment.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table contains a summary of the compensation paid or accrued during the fiscal years ended June 30, 1998 and 1999 to the Chief Executive Officer of the Company and the four other most highly compensated executive officers (the "Named Executive Officers").

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                ANNUAL COMPENSATION              ------------
                                      ----------------------------------------    SECURITIES
                                                                  OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR   SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
---------------------------           ----  --------   --------   ------------   ------------   ------------
Paul M. Verrochi....................  1999  $ 50,000   $150,000        $14,400(1)       --         $     433(2)
  Chairman and Chief Executive        1998     8,333         --          2,400(1)   43,298                --
  Officer
John H. Zenger......................  1999   150,000    110,000             --          --                --
  President                           1998    25,000         --             --     100,000                --
Dominic J. Puopolo..................  1999    50,000    150,000         14,400(1)       --               433(2)
  Executive Vice President and Chief  1998     8,333         --          2,400(1)   43,298                --
  Financial Officer
Rajiv Bhatt.........................  1999   237,500    110,000             --     100,000             2,380(2)
  Executive Vice President,
  Treasurer and Chief  Operating
  Officer                             1998   239,947(3)      --             --      50,000                --
  Philip Gardner....................  1999   125,000     50,000             --          --             1,082(2)
  Vice President                      1998    20,833         --             --      10,000                --

---------------
(1) Consists of car allowance.

(2) Consists of an award under the Company's 401(k) retirement plan.

(3) Includes $206,614 in compensation paid prior to the IPO while Mr. Bhatt was a full-time consultant to the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to stock options granted during the fiscal year ended June 30, 1999 to each of the Named Executive Officers.

                                            INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                           ---------------------------------------------------       VALUE AT ASSUMED
                           NUMBER OF     PERCENT OF                                  ANNUAL RATES OF
                           SECURITIES   TOTAL OPTIONS                            STOCK PRICE APPRECIATION
                           UNDERLYING    GRANTED TO     EXERCISE                     FOR OPTION TERMS
                            OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   ------------------------
                            GRANTED      FISCAL YEAR    ($/SHARE)      DATE         5%            10%
                           ----------   -------------   ---------   ----------   ---------    -----------
Paul M. Verrochi........         --           --%        $   --            --    $     --     $       --
John H. Zenger..........         --           --             --            --          --             --
Dominic J. Puopolo......         --           --             --            --          --             --
Rajiv Bhatt.............    100,000(1)      12.0          13.00      11/13/05     529,231      1,233,332
Philip Gardner..........         --           --             --            --          --             --

---------------
(1) Represents an option granted under the 1998 Equity Incentive Plan (the "1998 Plan") that becomes exercisable with respect to one-third of the shares subject to the option on each of November 13, 1999, 2000 and 2001. The 1998 Plan provides that in the event of a transaction that results or will result in the Company's Common Stock not being registered under Section 12 of the Exchange Act, the option will terminate upon the completion of the transaction. If the transaction is intended to be treated as a pooling of interests for accounting purposes, the Board of Directors will cause the acquiring or surviving corporation or one of its affiliates to grant a replacement option. In all other transactions, the Board of Directors may either arrange for a replacement option, accelerate exercisability of the option or terminate the option in exchange for a cash payment.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     There were no options exercised by any of the Named Executive Officers during the fiscal year ended June 30, 1999. The following table indicates the aggregate value of all unexercised options held by each Named Executive Officer.

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                               OPTIONS AT JUNE 30, 1999          IN-THE-MONEY OPTIONS
                                             ----------------------------        AT JUNE 30, 1999(1)
                                              NUMBER OF       NUMBER OF      ----------------------------
                                             EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                               SHARES          SHARES           VALUE           VALUE
                                             -----------    -------------    -----------    -------------
Paul M. Verrochi...........................    43,298               --        $110,973        $     --
John H. Zenger.............................    33,334           66,666          85,435         170,865
Dominic J. Puopolo.........................    43,298               --         110,973              --
Rajiv Bhatt................................    16,667          133,333          42,718         341,732
Philip Gardner.............................     3,334            6,666           8,545          17,085

---------------
(1) Value of unexercised options based upon $15.563, the closing price of the Company's Common Stock on Nasdaq on June 30, 1999.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of the Named Executive Officers. Each such agreement has a term expiring on May 4, 2001 and provides for an initial base salary (subject to upward adjustment in the sole discretion of the Company's Board of Directors) and participation in the Company's bonus and benefit plans. The base salaries to be paid to Messrs. Zenger, Bhatt and Gardner under their employment agreements currently are $150,000, $275,000 and $125,000, respectively. The salaries to be paid to Messrs. Verrochi and Puopolo after the first year of the term of their employment agreements are not specified in their respective employment agreement, but rather are to be determined by the Compensation Committee of the Company's Board of Directors. The Committee has set the salaries to be paid to each of Messrs. Verrochi and Puopolo under their employment agreements at $50,000 for the fiscal years ended June 30, 2000 and 2001. Each agreement may be terminated prior to the expiration of the term either in the event of disability or for cause (as defined). If any of the Named Executive Officers does not continue to be employed by the Company upon the expiration of his agreement, the Named Executive Officer is entitled to receive six months' severance at his base salary as in effect at the time of expiration. Each of the Named Executive Officers has agreed not to compete with the Company for a period that expires on May 4, 2003.

COMPENSATION COMMITTEE REPORT

     The Company resulted from the May 1998 acquisition (the "Combination") of seven providers of performance improvement training services and products (the "Founding Companies"). Prior to the completion of the Combination, the Company did not have a compensation committee, and decisions concerning compensation were made by the Company's Board of Directors. In connection with the closing of the Combination, the Company entered into employment agreements with each of the Company's current executive officers. These employment agreements established the salaries of the Chief Executive Officer and the other executive officers at levels negotiated with representatives of the Founding Companies in connection with the Combination. In addition, all executive officers of the Company received stock options in connection with the closing of the Company's initial public offering, which occurred simultaneous with the Combination.

     Since the Combination, the responsibility for the establishment and administration of the Company's executive compensation policies has been delegated to the Compensation Committee of the Board of Directors (the "Committee"). The Committee is composed of three independent, non-employee directors. In addition to setting salary and bonus compensation levels for the Company's executive officers, the Committee is responsible for granting awards under and administering the Company's 1998 Equity Incentive Plan, 1998 Non-Qualified Stock Option Plan and 1998 Employee Stock Purchase Plan.

     During the past year, the Committee has formulated general compensation policies with respect to the Company's executive officers. The Committee retained a compensation consultant to assist the Committee in establishing compensation policies and to advise the Committee with respect to certain other compensation matters. The Committee believes that executive compensation should be structured so as to align the interests of management with the long-term interests of the Company's stockholders. For the fiscal year ended June 30, 1999, base salaries for all but one of the executive officers were fixed pursuant to the employment agreements described above.

     As a result of the fixed salaries, the Committee used cash bonuses as the primary variable component of executive compensation. The Company paid cash bonuses to the Chief Executive Officer and the other executive officers for the fiscal year ended June 30, 1999 to reward those officers for their contributions to the Company's growth and financial performance during the year.

     The Committee believes that equity-based compensation ensures that the Company's executive officers have a continuing stake in the long-term success of the Company. All options granted by the Company to its executives have been granted with an exercise price equal to or in excess of the market price of the Company's Common Stock on the date of grant. Accordingly, stock options will have value only if the Company's stock price increases. Vesting is used to encourage executives to continue in the employ of the Company. The one option grant made to an executive officer during the fiscal year ended June 30, 1999 was intended to reward that officer for his contribution to the Company's growth and financial performance during the year.

                                          Respectfully submitted by,

                                          THE COMPENSATION COMMITTEE
                                            John R. Murphy
                                            David B. Hammond
                                            Esther T. Smith

COMPARATIVE STOCK PERFORMANCE

     The following graph compares, during the period commencing April 28, 1998, the date of the Company's initial public offering, and ending June 30, 1999, the cumulative total return on the Company's Common Stock with the returns on the Nasdaq Market Index and the MG Group Index -- Education & Training Services (the "Education & Training Index"), assuming the investment of $100 on April 28, 1998 (with respect to the indices, at the market close, and with respect to the Company's Common Stock, at the initial public offering price of $13.00) and the reinvestment of any dividends.

                      COMPARATIVE CUMULATIVE TOTAL RETURN
                              AMONG PROVANT, INC.,
               NASDAQ MARKET INDEX AND EDUCATION & TRAINING INDEX

                                                                              EDUCATION & TRAINING
                                                      PROVANT, INC.                 SERVICES               NASDAQ MARKET INDEX
                                                      -------------           --------------------         -------------------
4/28/1998                                                100.00                      100.00                      100.00
6/30/1998                                                141.38                      101.21                      101.22
6/30/1999                                                119.69                       83.64                      141.85

                                    ITEM II

          PROPOSAL TO AMEND AND RESTATE THE 1998 EQUITY INCENTIVE PLAN

     The 1998 Equity Incentive Plan (the "1998 Plan") was adopted by the stockholders of the Company in February 1998 and provides for the award of up to 1,100,000 shares of Common Stock in the form of incentive stock options ("ISOs"), non-qualified stock options, restricted stock, stock appreciation rights, performance shares or stock units (each, an "Award"). To date, the Company has only awarded ISOs and non-qualified stock options under the 1998 Plan.

     As of August 18, 1999, 4,264 shares of Common Stock remained available for Awards under the 1998 Plan. On August 18, 1999, the Board of Directors approved an amendment to the 1998 Plan, subject to stockholder approval, increasing the maximum number of shares of Common Stock which may be issued under the 1998 Plan by 1,250,000 shares to a total of 2,350,000 shares of Common Stock. The Board believes that the amendment increasing the number of shares available under the 1998 Plan is a necessary factor in allowing the Company to attract and retain those highly competent individuals upon whose judgment, initiative and leadership the Company's continuing success in large measure depends. Also on August 18, 1999, the Board of Directors approved an amendment to the 1998 Plan, subject to stockholder approval, increasing the number of shares of Common Stock that may be awarded to any participant in any calendar year by 300,000 shares to 500,000 shares.

     On July 30, 1999, the Compensation Committee of the Board of Directors (the "Committee") granted stock options to Paul M. Verrochi, the Company's Chairman and Chief Executive Officer, and Dominic J. Puopolo, the Company's Executive Vice President and Chief Financial Officer, to purchase 40,000 and 30,000 shares of Common Stock of the Company, respectively. The exercise price under these options is $13.875 per share, which was the fair market value on the date of grant. These options will become exercisable with respect to one-third of the underlying shares on each of the first, second and third anniversaries of the date of grant. These options expire seven years from the date of grant.

     On July 30, 1999, subject to stockholder approval of the amended and restated 1998 Plan, the Committee also granted stock options under the 1998 Plan to Messrs. Verrochi and Puopolo to purchase a total of 250,000 and 160,000 shares of Common Stock of the Company, respectively. The exercise price under these options is the greater of $16.00 per share and the closing price on the principal market on which shares of the Company's Common Stock are traded for a share of Common Stock of the Company on the date of the Annual Meeting (the "Closing Price"). Options for 150,000 shares granted to Mr. Verrochi and 100,000 shares granted to Mr. Puopolo do not become exercisable until April 28, 2003 or, if earlier, the date the average closing price for shares of Common Stock of the Company on the principal market on which shares of the Company's Common Stock are traded for a specified period equals or exceeds $26.00 per share. The remaining options granted to Messrs. Verrochi and Puopolo are exercisable in full following the Annual Meeting. The options expire on May 4, 2003.

     On July 30, 1999, subject to stockholder approval of the amended and restated 1998 Plan, the Committee also granted stock options under the 1998 Plan to Messrs. Verrochi and Puopolo to purchase 210,000 and 100,000 shares of Common Stock of the Company, respectively. With respect to these options, the exercise price under options to purchase 70,000 shares granted to Mr. Verrochi and 35,000 shares granted to Mr. Puopolo is the Closing Price; the exercise price under options to purchase a second 70,000 shares granted to Mr. Verrochi and a second 35,000 shares granted to Mr. Puopolo is the greater of $16.00 per share and the Closing Price; and the exercise price under options to purchase the remaining 70,000 shares granted to Mr. Verrochi and the remaining 30,000 shares granted to Mr. Puopolo is the greater of $19.00 per share and the Closing Price. All of the options will become exercisable with respect to one-third of the underlying shares on each of the first, second and third anniversaries of the date of grant. The options expire seven years from the date of grant.

     On July 30, 1999, the Committee granted options to John H. Zenger, the Company's President, to purchase 30,000 shares of Common Stock of the Company. The exercise price under these options is $13.875 per share, which was the fair market value on the date of grant. These options will become exercisable with respect to one-third of the underlying shares on each of the first, second and third anniversaries of the date of grant. These options expire seven years from the date of grant. On July 30, 1999, subject to stockholder approval of the amended and restated 1998 Plan, the Committee also granted an option under the 1998 Plan to Mr. Zenger to purchase 30,000 shares of Common Stock of the Company. The exercise price under this option is the Closing Price. This option will become exercisable with respect to one-third of the underlying shares on each of the first, second and third anniversaries of the date of grant. This option expires seven years from the date of grant.

     The closing price for shares of Common Stock of the Company on Nasdaq, the principal market on which shares of the Company's Common Stock are traded, on September 24, 1999 was $15.00.

     In July 1999, the Committee established for Messrs. Verrochi and Puopolo a salary of $50,000 for each of the fiscal years ending June 30, 2000 and 2001. The Committee acknowledged that this salary level was significantly lower than the salaries received by executives in similarly situated companies and determined accordingly that it was in the best interests of the Company to supplement this salary level with significant equity-based compensation awards. The Committee then retained a compensation consultant in order to determine a level of equity incentive for Messrs. Verrochi and Puopolo that would cause their overall compensation packages to approximate those of a comparison group. Based on the low salary levels and other factors, including the grants of options made in July 1999 to Mr. Verrochi to purchase 40,000 shares and Mr. Puopolo to purchase 30,000 shares of Common Stock, the consultant recommended that option grants at the levels described above would make the total compensation packages of Messrs. Verrochi and Puopolo competitive with those of executives holding similar positions in the comparison group.

     The Company also maintains the 1998 Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), which provides for the award of up to 1,000,000 shares of Common Stock in the form of non-qualified stock options, of which 260,404 shares of Common Stock remained available for awards under the Non-Qualified Plan on August 18, 1999. All employees, consultants and advisors of the Company are eligible to participate in the Non-Qualified Plan. Except for non-qualified stock options covering no more than 25,000 shares of Common Stock in the aggregate, directors and officers of the Company are not eligible to participate in the Non-Qualified Plan.

     The following is a summary of the material provisions of the 1998 Plan as it is proposed to be amended and restated, which is attached to this Proxy Statement as Exhibit A.

     The 1998 Plan is administered by the Committee. The Committee has authority to determine those employees, consultants and directors who receive Awards and the size and type of Awards. The Committee has authority to adopt, alter and repeal rules and guidelines governing the 1998 Plan, interpret provisions of the 1998 Plan and decide all disputes arising in connection with the 1998 Plan.

     OPTIONS. The Committee may award ISOs and non-qualified stock options (collectively, the "Options") and determines the number of shares to be covered by each Option, the Option price therefor, the term of the Option, when an Option becomes exercisable, and other conditions and limitations applicable to the exercise of the Option. Options that are intended to qualify as ISOs under the 1998 Plan may not be granted at an exercise price less than the fair market value of the shares of Common Stock at the time the Option is granted (and, in the case of Options granted to holders of more than 10% of the Common Stock, may not be granted at an exercise price of less than 110% of the fair market value of the Common Stock at the time the Options are granted). The 1998 Plan provides that the exercise price of a non-qualified stock option will be determined by the Committee, provided, however, that unless the Option is granted in lieu of compensation, the exercise price shall not be less than 85% of the fair market value on the date of grant. Options that are intend to qualify as ISOs under the 1998 Plan may be exercisable for not more than 10 years from the date of grant (or five years, in the case of Options granted to holders of more than 10% of the Common Stock of the Company).

     RESTRICTED STOCK. An Award of restricted stock ("Restricted Stock") entitles the participant to acquire shares of Common Stock for a purchase price equal to or greater than par value subject to any conditions and restrictions imposed by the Committee, including a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant's termination of employment. Subject to the provisions of the 1998 Plan, the Committee may award shares of Restricted Stock and determine the cash purchase price or other consideration therefor, the duration of the conditions or restricted period, and the other terms and provisions of such Awards. The Committee may modify or waive the restrictions, terms and conditions with respect to any Restricted Stock. A participant has all the rights of a stockholder with respect to his or her Restricted Stock including voting and dividend rights, subject to any applicable restrictions on transfer and Company repurchase or forfeiture rights, and subject to any other conditions contained in the Award.

     FEDERAL INCOME TAX CONSEQUENCES. The following is a summary of the federal income tax treatment of non-qualified stock options, ISOs and Restricted Stock.

     Non-Qualified Stock Options. Upon the grant of a non-qualified stock option, the optionee does not include any amount in gross income. In the taxable year the option is exercised, the optionee must include in gross income, as ordinary income, the amount by which the fair market value of the stock purchased exceeds the option price. Subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), concerning the maximum amount of deductible compensation paid to certain executives, and subject to certain reporting requirements, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee. The optionee's basis in the stock purchased will be the option price paid plus the amount of income recognized upon the exercise of the option. A subsequent sale of the stock by the optionee will result in capital gain or loss in the amount of the difference between the sale price and the optionee's basis. If the stock is held for more than twelve months after purchase, the gain or loss will be long-term.

     Incentive Stock Options. Upon the grant of an ISO, the optionee does not include any amount in gross income. Upon exercise, the optionee also does not include any amount in gross income, even if the exercise price is below the fair market value of the stock purchased. The Company is not entitled to a deduction on the difference between the option price and the fair market value. However, in order for any gain on the subsequent sale of the stock to be treated as capital gain, rather than ordinary income, the optionee must hold the stock until the later of (i) two years from the grant of the option and (ii) one year from the date of the receipt of the stock on the exercise of the option. If the optionee sells the stock before the expiration of that period (referred to as "disqualifying disposition"), the optionee must include in gross income, as ordinary income, an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price or (ii) the excess of the amount realized on such sale over the option price. The optionee's basis in the stock will be the option price, but if the optionee sells the stock in a disqualifying disposition, the basis will be the option price plus the amount included as ordinary income. Any excess of the sale price over the basis will be long or short-term gain, depending on whether the stock was held for more than twelve months after exercise of the option. When an optionee exercises an incentive stock option, the amount by which the fair market value of the stock exceeds the option price must be included in the optionee's alternative minimum taxable income.

     If stock purchased under an ISO is sold in a disqualifying disposition, the Company will be entitled to a business expense deduction in the amount the optionee reports as ordinary income. The amount of such deduction will be subject to Section 162(m) of the Code and certain reporting requirements.

     Restricted Stock Awards. If Restricted Stock is subject to forfeiture provisions and restrictions on transfer, neither the Company nor the recipient of the award will realize any federal tax consequences at the time such award is made unless the recipient makes an election under Section 83(b) of the Code. If the recipient of Restricted Stock that is subject to forfeiture provisions and restrictions on transfer makes a Section 83(b) election within 30 days of the date of an award, or if the recipient receives Restricted Stock that is not subject to forfeiture provisions and restrictions on transfer, he or she must include in gross income, as ordinary income in the year in which the award is received, an amount equal to the difference between the fair market value of the stock at the time the award is made and the purchase price paid for the stock. If such election is made and the recipient subsequently forfeits some or all of the stock, he or she will not be entitled to any tax refund. However, the recipient is allowed a capital loss equal to the amount paid for the stock if the amount paid is not received on forfeiture. If a Section 83(b) election is not made with respect to Restricted Stock, the recipient must include in gross income, as ordinary income, in the first taxable year in which the rights of the recipient are either transferable or are not subject to a substantial risk of forfeiture, an amount equal to the difference between the fair market value of the stock at that time and the original purchase price for the shares. Subject to Section 162(m) of the Code and satisfaction of the applicable reporting requirements, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the recipient. Such deduction will be allowed in the Company's tax year which includes the last day (generally December 31) of the recipient's tax year in which the recipient is required to include the amount in income. When the recipient sells the stock, he or she will recognize capital gain at the time of sale equal to the difference between his or her basis (the price paid for the stock plus any taxed amount) and the sale price. The capital gain recognized on the disposition of such stock by the recipient will be short-term capital gain to the extent such shares are held by the recipient for 12 months or less and long-term capital gain to the extent such shares are held by the recipient for more than 12 months.

     Compensation Deduction. Section 162(m) of the Code provides a $1 million limit for deductions of the Company with respect to compensation of the Company's Chief Executive Officer and the four other most highly compensated executive officers. If the stockholders approve the 1998 Plan at the Annual Meeting, stock options (whether non-qualified stock options or ISOs treated as non-qualified stock options by reason of a disqualifying disposition) will be excluded from this limitation provided that the exercise price of the option is equal to the fair market value of the Company's shares subject to the option on the date of grant, and certain other requirements relating to the composition of the Committee, are met. The compensation element of grants of restricted stock, however, is not excluded from this limitation. Moreover, the $1 million limit on deductions under Section 162(m) of the Code is further reduced by the amount of any compensation not deductible by the Company under Section 280G of the Code (i.e., certain parachute payments). Section 280G of the Code provides that the Company may not deduct the amount of any "excess parachute payment" (as defined under Section 280G(b) of the Code). To the extent that any change in the vesting or cancellation provisions of an ISO or non-qualified option would result in the optionee being deemed to receive, in the reasonable opinion of the Company's tax advisor, compensation constituting a parachute payment under the Code, the amount of any excess parachute payment (as defined under Section 280G(b)(1) of the Code) would not be deductible by the Company as a business expense. Therefore, it is possible that at a future point in time the Company's deduction for executive compensation could be subject to the $1 million limitation and parachute payment limitation.

     GENERAL. The Committee determines whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, other Awards or other property. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an ISO to a non-qualified stock option, if the participant consents to such action or the Committee determines that the action would not materially and adversely affect the participant. Awards may not be made under the 1998 Plan after February 11, 2008, but outstanding Awards may extend beyond such date.

     The number of shares of Common Stock issuable pursuant to the 1998 Plan may not be changed except by approval of the stockholders. However, in the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be made available under the 1998 Plan, the Committee may adjust equitably the number and kind of shares of stock or securities in respect of which Awards may be made under the 1998 Plan, the number and kind of shares subject to outstanding Awards, and the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award. Common Stock subject to Awards that expire or are terminated prior to exercise or Common Stock that has been forfeited under the 1998 Plan will be available for future Awards under the Plan. Any proceeds received by the Company from transactions under the 1998 Plan will be used for the general purposes of the Company.

     In the event a merger or other transaction occurs that results or will result in the Common Stock not being registered under Section 12 of the Exchange Act, all Awards shall terminate upon the completion of the transaction. If the transaction is intended to be treated as a pooling of interests for accounting purposes, then the Committee or the Board of Directors shall cause the acquiring or surviving corporation or one of its affiliates to grant replacement Awards to participants. Otherwise, the Committee or the Board of Directors may either arrange for replacement Awards, accelerate the exercisability of all outstanding Awards (subject to completion of the transaction) or provide for a cash payment in connection with the termination of the Awards.

     The 1998 Plan may be amended from time to time by the Board of Directors or terminated in its entirety, provided that no amendment may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement.

     Approval of 1998 Plan is required under the rules of Nasdaq and under the Code.

          THE BOARD URGES THE STOCKHOLDERS TO VOTE "FOR" THE PROPOSAL
                      TO AMEND AND RESTATE THE 1998 PLAN.

                              CERTAIN STOCKHOLDERS

     The following table sets forth information as of September 24, 1999 with respect to the beneficial ownership of Common Stock by (i) each director of the Company, (ii) the Named Executive Officers, (iii) all executive officers and directors of the Company as a group and (iv) each person who is known by the Company to be the beneficial owner of more than five percent of the Common Stock as of such date. This information has been furnished by the persons listed in the table.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
NAME OF BENEFICIAL OWNER                                       NUMBER      PERCENT
------------------------                                      ---------    -------
Nominees or Directors
Paul M. Verrochi(2).........................................    569,183      3.0%
John H. Zenger(3)...........................................    209,531      1.1
Dominic J. Puopolo(4).......................................    989,899      5.3
Herbert A. Cohen(5).........................................    163,459        *
Michael J. Davies(6)........................................    339,572      1.8
Bert Decker(7)..............................................    300,501      1.6
Paul C. Green, Ph.D(8)......................................    456,100      2.5
David B. Hammond(9).........................................     47,143        *
Joe Hanson(10)..............................................     83,935        *
John F. King(11)............................................    282,000      1.5
John R. Murphy(12)..........................................     19,000        *
Esther T. Smith(12).........................................     17,000        *
A. Carl von Sternberg(13)...................................    598,057      3.2
Marc S. Wallace.............................................    218,668      1.2

Named Executive Officers
Paul M. Verrochi(2).........................................    569,183      3.0
John H. Zenger(3)...........................................    209,531      1.1
Dominic J. Puopolo(4).......................................    989,899      5.3
Rajiv Bhatt(14).............................................    140,754        *
Philip Gardner(15)..........................................    303,625      1.6
All executive officers and directors as a group (16
  persons)(16)..............................................  4,738,427     24.8%

---------------
  *  Less than 1%

 (1) Percentages in the table are based upon 18,584,248 shares of Common Stock outstanding as of September 24, 1999.

 (2) Includes 86,597 shares issuable pursuant to a warrant that currently is exercisable, 21,649 shares issuable upon the exercise of an option that currently is exercisable and 121,243 shares held by a trust of which Mr. Verrochi is trustee. Excludes 216,492 shares issuable upon the exercise of a second warrant that is not currently exercisable. Mr. Verrochi's address is c/o PROVANT, Inc., 67 Batterymarch Street, Suite 600, Boston, MA 02110.

 (3) Shares are held jointly with Mr. Zenger's wife. Includes 33,334 shares issuable upon the exercise of an option that is currently exercisable. Excludes 98,881 shares held by a trust for the benefit of Mr. Zenger's grandchildren, as to which Mr. Zenger disclaims beneficial ownership.

 (4) Includes 173,194 shares issuable pursuant to a warrant that currently is exercisable, 43,298 shares issuable upon the exercise of an option that currently is exercisable, 52,201 shares held by Mr. Puopolo's wife, and 124,062 shares held by a trust of which Mr. Puopolo is trustee. Excludes 216,492 shares issuable upon the exercise of a second warrant that is not currently exercisable. Mr. Puopolo's address is c/o PROVANT, Inc., 67 Batterymarch Street, Suite 600, Boston, MA 02110.

 (5) Includes 81,230 shares held by Mr. Cohen's wife.

 (6) Includes 50,000 shares issuable upon the exercise of an option that currently is exercisable.

 (7) Shares are held by a trust of which Mr. Decker is trustee.

 (8) Includes 1,100 shares held by Dr. Green, as custodian for a member of his family, or directly by members of Dr. Green's family, as to which Dr. Green disclaims beneficial ownership.

 (9) Consists of 39,643 shares held by a corporation of which the sole stockholders are Mr. Hammond and his wife and 7,500 shares issuable upon the exercise of an option that currently is exercisable.

(10) Shares are held jointly with Mr. Hanson's wife.

(11) Shares are held jointly with Mr. King's wife.

(12) Includes 15,000 shares issuable upon the exercise of options that currently are exercisable.

(13) Includes 43,297 shares held by Mr. von Sternberg's wife and 1,060 shares held by two trusts of which Mr. von Sternberg is trustee.

(14) Includes 50,001 shares issuable upon the exercise of options that currently are exercisable.

(15) Includes 3,334 shares issuable upon the exercise of an option that currently is exercisable.

(16) See notes 2 through 15 above.

                              CERTAIN TRANSACTIONS

     Upon the closing of the Combination, each of Messrs. Cohen, Decker, Green, Hanson, King, von Sternberg and Wallace, each of whom are directors of the Company, entered into three-year employment agreements with subsidiaries of the Company. Each such agreement provides for an initial base salary of $175,000 (except for Mr. Decker's agreement which provides for a base salary of $125,000), subject to upward adjustment in the employer's sole discretion, and participation in the Company's bonus and benefit plans. Each agreement may be terminated prior to the expiration of the three-year term either in the event of disability or for cause (as defined). If the individual does not continue to be employed by the employer upon the expiration of the agreement, the individual shall be entitled to receive six months' severance at his base salary as in effect at the time of expiration.

     Mr. Davies, who became a director of the Company upon the consummation of the IPO, also became a full-time consultant to the Company at that time. For his consulting services during the year ended June 30, 1999, Mr. Davies received a fee of $125,000.

     The former stockholders of the Founding Companies, including each of Messrs. Cohen, Decker, Green, Hanson, King, von Sternberg and Wallace, have agreed that until May 4, 2000 they will not sell any shares of Common Stock received by them in connection with the Combination other than pursuant to an effective registration statement under the Securities Act and that during the period from May 4, 2000 through May 4, 2001 they will not sell any of such shares other than in sales conducted through a brokerage firm that is designated by the Company. The Company's stockholders prior to the closing of the IPO and the Combination, including the Named Executive Officers, agreed to identical restrictions on all shares of Common Stock held by them from time to time. Except with respect to the shares issuable upon the exercise of warrants that have been issued to Messrs. Verrochi and Puopolo, the Company has no obligation to provide a registration statement with respect to any of the shares held by its stockholders. However, in the event the Company decides to register in an underwritten public offering of any shares received by any stockholder in the Combination, certain shares of Common Stock issued (or issuable pursuant to options and warrants granted by us) prior to the date of the final prospectus used in connection with the IPO or certain shares issued by the Company in post-IPO acquisitions, the Company must give the holders of these shares and options the opportunity to register and sell in the offering a pro rata amount of their shares.

     As a result of the Combination, a subsidiary of the Company became a party to a six-year lease of administrative offices, effective January 1, 1996, from Dr. Green, who is a director of the Company. For the year ended June 30, 1999, rent expense paid to Dr. Green pursuant to the lease was approximately $86,700. The Company believes that the terms of the lease are no less favorable to the Company than could be obtained by the Company from non-affiliated third parties.

     Dr. Green receives royalties pursuant to agreements entered into with American Media Incorporated ("AMI") before that company was purchased by PROVANT. During the year ended June 30, 1999, Dr. Green received approximately $110,000, as royalties under those agreements. Dr. Green and AMI were affiliated with neither PROVANT nor each other at the time the agreements were entered into. The Company believes the terms of the agreements are no less favorable than what we could have obtained from non-affiliated third parties.

     As a result of the Combination, a subsidiary of the Company became a party to a five-year lease of office facilities renewable for an additional five years, effective March 1997, from Novations Partners, L.L.C., a Utah limited liability company (the "LLC"), which is controlled by the former stockholders of Novations. Mr. Hanson, one of the members of the LLC, is a director of the Company. The annual rent expense to be paid to the LLC was $300,000 for the first year of the lease, and the lease provides for a 3% annual increase thereafter. A subsidiary of the Company also assumed in the Combination the obligation to pay the LLC approximately $75,000 per year through April 1, 2001 for the sublease of certain equipment. The Company believes that the terms of the lease and sublease are no less favorable to the Company than could be obtained from non-affiliated third parties.

     In connection with the Combination, since July 1, 1998, the Company has paid or accrued the following to the former stockholders of the Founding Companies who became directors of the Company upon the closing of the
Combination: Mr. Cohen, 76,923 shares of Common Stock (including shares issued to his wife); Mr. Decker, 129,705 shares of Common Stock; Dr. Green, 136,207 shares of Common Stock; Mr. Hanson, 28,573 shares of Common Stock; Mr. King, 35,461 shares of Common Stock; Mr. von Sternberg, $12,641,447 and 290,054 shares of Common Stock (including cash and shares issued to his wife) and Mr. Wallace, $384,440 and 132,370 shares of Common Stock.

     The Company's policy is that any future transactions with directors, officers, employees or affiliates of the Company be approved in advance by a majority of the Company's Board of Directors, including a majority of the disinterested members of the Board, and be on terms no less favorable to the Company than the Company could obtain from non-affiliated parties.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices by May 30, 2000 for inclusion in the proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

     The By-laws of the Company specify when a stockholder must submit proposals for consideration at a stockholders' meeting in order for those proposals to be considered at the meeting. In order for the proposals to be considered at the meeting, the stockholder making them must have given timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, 67 Batterymarch Street, Suite 600, Boston, Massachusetts 02110, not less than 60 days nor more than 90 days prior to the meeting; except that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the stockholder's name and address, as they appear on the Company's books, (c) the class and number of shares of the Company's stock that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding the foregoing, a stockholder shall be entitled to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act, and any proposals so included shall be acted upon at the stockholders' meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as described in the Notice of Annual Meeting. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.

     The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

                                          By Order of the Board of Directors

                                          DONALD W. GLAZER
                                          Secretary

September 27, 1999

                                                                       EXHIBIT A

                                 PROVANT, INC.

                           1998 EQUITY INCENTIVE PLAN

SECTION 1  PURPOSE AND DURATION

     1.1 Purposes. The purposes of the Plan are to attract, retain and motivate employees and consultants of the Company, its Parent (if any), and any present or future Subsidiaries and to enable them to participate in the growth of the Company by providing for or increasing the proprietary interests of such persons in the Company.

     1.2 Effective Date. The Plan is effective as of the date of its adoption by the Board.

     1.3 Expiration Date. The Plan shall expire one day less than ten years from the date of the adoption of the Plan by the Board. In no event shall any Awards be made under the Plan after such expiration date, but Awards previously granted may extend beyond such date.

SECTION 2  DEFINITIONS

     As used in the Plan, the following capitalized words shall have the meanings indicated below:

          "1933 Act" means the Securities Act of 1933, as amended.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "Award" means, individually or collectively, a grant under the Plan of Options, SARs, Performance Shares, Restricted Stock or Stock Units.

          "Award Agreement" means the written agreement setting forth the terms and provisions applicable to an Award granted under the Plan.

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Committee" means the committee of the Board appointed by the Board to administer the Plan in accordance with Section 3.1.

          "Company" means Provant, Inc., a Delaware corporation, or any successor thereto.

          "Director" means any individual who is a member of the Board.

          "Fair Market Value" means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Board in good faith but in no event less than, in the case of newly issued stock, the par value per Share.

          "Grant Date" means the effective date of an Award as specified by the Board and set forth in the applicable Award Agreement.

          "Incentive Stock Option" or "ISO" means an option to purchase Shares awarded to a Participant under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code.

          "Non-Employee Director" means a "non-employee director" as that term is defined in Rule 16b-3 promulgated under the 1934 Act.

          "Nonqualified Stock Option" or "NQO" means an option to purchase Shares awarded to a Participant under Section 6 of the Plan that is not intended to be an ISO.

          "Option" means an ISO or an NQO.

          "Parent" means a "parent corporation" as that term is defined in
     Section 424 of the Code.

          "Participant" means an individual who has been selected by the Board to receive an Award under the Plan.

          "Performance Cycle" means the period of time selected by the Board during which performance is measured for the purpose of determining the extent to which an Award of Performance Shares has been earned. More than one Performance Cycle may be in progress at any one time and the duration of Performance Cycles may differ.

          "Performance Share" means a Share awarded to a Participant under
     Section 8 of the Plan that entitles the Participant to acquire Shares upon the attainment of specified performance goals.

          "Plan" means the 1998 Equity Incentive Plan set forth in this document and as hereafter amended from time to time in accordance with Section 13.

          "Restricted Period" means the period of time selected by the Board during which Shares of Restricted Stock are subject to forfeiture and/or restrictions on transferability.

          "Restricted Stock" means Shares awarded to a Participant under Section 9 of the Plan pursuant to an Award that entitles the Participant to acquire Shares for a purchase price (which may be zero), subject to such conditions, including a Company right during a specified period or periods to repurchase the Shares at their original purchase price (or to require forfeiture of the Shares if the purchase price was zero) upon the termination of the Participant's employment.

          "SAR" or "Stock Appreciation Right" means an Award that is designated as an SAR pursuant to Section 7 of the Plan, granted alone or in connection with a related Award, entitling a Participant to receive an amount in cash or Shares or a combination thereof having a value equal to (or if the Board shall so determine at time of grant, less than) the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the Grant Date (or over the Option exercise price, if the Stock Appreciation Right was granted in tandem with an Option) multiplied by the number of Shares with respect to which the Stock Appreciation Right is exercised.

          "Shares" means shares of the Company's common stock, par value $0.01 per share.

          "Stock Unit" means an Award of a Share or a unit valued in whole or in part by reference to, or otherwise based on, the value of a Share, granted to a Participant under Section 10 of the Plan.

          "Subsidiary" means a "subsidiary corporation" as that term is defined in Section 424 of the Code.

SECTION 3  ADMINISTRATION OF THE PLAN

     3.1 The Board. The Plan shall be administered by the Board. The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to the Committee, in which event all references in the Plan to the Board (except references in Section 13.1) shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two Non-Employee Directors.

     3.2 Authority of the Board. The Board shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall consider advisable from time to time, to interpret the provisions of the Plan and any Award, and to decide all disputes arising in connection with the Plan. The Board's decisions and interpretations shall be final and binding.

SECTION 4  ELIGIBILITY OF PARTICIPANTS

     The persons eligible to receive Awards under the Plan shall be all executive officers of the Company, its Parent (if any), and any Subsidiaries and other employees, consultants and advisers who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company, its Parent (if any), and any Subsidiaries. Directors, including directors who are not employees of the Company, its Parent (if any) or any Subsidiaries, shall be eligible to receive Awards under the Plan.

SECTION 5  STOCK AVAILABLE FOR AWARDS

     5.1 Number of Shares. Awards may be made under the Plan for up to Two Million Three Hundred Fifty Thousand (2,350,000) Shares. Shares issued under the Plan may consist in whole or in part of authorized but unissued Shares or treasury Shares.

     5.2 Lapsed, Forfeited or Expired Awards. If any Award in respect of Shares expires or is terminated before exercise or is forfeited for any reason, the Shares subject to such Award, to the extent of such expiration, termination, or forfeiture, shall again be available for award under the Plan.

     5.3 Maximum Number of Shares to a Single Participant in any Calendar Year. In no event shall any Participant receive in any calendar year Awards under the Plan for more than Five Hundred Thousand (500,000) Shares.

SECTION 6  STOCK OPTIONS

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Board may award Options and determine the number of Shares to be covered by each Option, the exercise price therefor, the term of the Option, and any other conditions and limitations applicable to the exercise of the Option. The Board may grant ISOs, NQOs or a combination thereof.

     6.2 Exercise Price. Subject to the provisions of this Section 6, the exercise price for each Option shall be determined by the Board in its sole discretion; provided, however, that (i) unless such Option is granted in lieu of compensation, the exercise price shall not be less than eighty-five percent (85%) of the Fair Market Value on the Grant Date of the Shares subject to the Option and (ii) the exercise price shall not be less than the par value of the Shares subject to the Option.

     6.3 Expiration. No Option shall be exercised later than ten (10) years from the Grant Date.

     6.4 Restrictions on Option Transferability and Exercisability. No Option shall be transferable by the Participant other than by will or the laws of descent and distribution, and all Options shall be exercisable during the Participant's lifetime only by the Participant; provided, however, that the Board may provide that an Option is transferable by the Participant and exercisable by persons other than the Participant upon such terms and conditions as the Board shall determine.

     6.5  Certain Additional Provisions for Incentive Stock Options.

     6.5.1 Exercise Price. In the case of an ISO, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value on the Grant Date of the Shares subject to the Option; provided, however, that if on the Grant Date the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiaries, the exercise price shall be not less than one hundred and ten percent (110%) of the Fair Market Value on the Grant Date of the Shares subject to the Option.

     6.5.2 Exercisability. Subject to Sections 12.3 and 12.4, the aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, its Parent (if any) and any Subsidiaries) shall not exceed $100,000.

     6.5.3 Eligibility. ISOs may be granted only to persons who are employees of the Company, its Parent (if any) or any Subsidiaries on the Grant Date.

     6.5.4 Expiration. No ISO may be exercised later than ten (10) years from the Grant Date; provided, however, that if the Option is granted to a Participant who, together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent (if any) or any Subsidiaries, the ISO may not be exercised later than five (5) years from the Grant Date.

     6.5.5 Compliance with Section 422 of the Code. The terms and conditions of ISOs shall be subject to and comply with Section 422 of the Code or any successor provision.

     6.5.6 Notice to Company of Disqualifying Disposition. Each Participant who receives an ISO agrees to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Shares received pursuant to the exercise of an ISO. The term "Disqualifying Disposition" means any disposition (including any sale) of Shares before the later of (a) two years after the Participant was granted the ISO under which the Participant acquired such Shares, or (b) one year after the Participant acquired the Shares by exercising the ISO.

     6.5.7 Substitute Options. Notwithstanding the provisions of Section 6.5.1, in the event that the Company, its Parent (if any) or any Subsidiary consummates a transaction described in Section 424(a) of the Code (relating to the acquisition of property or stock from an unrelated corporation), individuals who become employees or consultants of the Company, its Parent (if any) or any Subsidiary on account of such transaction may be granted ISOs in substitution for options granted by their former employer. The Board, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

     6.6 NQO Presumption. Options granted pursuant to the Plan shall be presumed to be NQOs unless expressly designated ISOs in the Award Agreement.

SECTION 7  GRANT OF STOCK APPRECIATION RIGHTS

     Subject to the terms and provisions of the Plan, the Board may award SARs in tandem with another Award (at or after the Grant Date of the other Award), or alone and unrelated to another Award, and may determine the terms and conditions applicable thereto, including the form of payment.

SECTION 8  PERFORMANCE SHARES

     8.1 Grant of Performance Shares. The Board may award Performance Shares to Participants and determine the performance goals applicable to each such Award, the number of Shares for each Performance Cycle, the duration of each Performance Cycle and all other limitations and conditions applicable to the awarded Performance Shares. The payment value of each Performance Share shall be equal to the Fair Market Value of one Share on the date the Performance Share is earned or, in the discretion of the Board, on the date the Board determines that the Performance Share has been earned.

     8.2 Adjustment of Performance Goals. Except as provided in an Award, during any Performance Cycle, the Board may adjust the performance goals for the Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company or its Shares, changes in applicable tax laws or accounting principles, or such other factors as the Board shall determine.

     8.3 Written Certification. As soon as practical after the end of a Performance Cycle, the Board shall certify in writing the extent to which the performance goals applicable to each Participant for the Performance Cycle were achieved or exceeded and the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals.

SECTION 9  RESTRICTED STOCK

     9.1 Grant of Restricted Stock. The Board may award Shares of Restricted Stock and determine the purchase price, if any, therefor, the duration of the Restricted Period, the conditions under which the Shares may be forfeited to or repurchased by the Company and any other terms and conditions of the Awards. The Board may modify or waive any restrictions, terms and conditions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for whatever consideration is determined by the Board, subject to applicable law.

     9.2 Transferability. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period.

     9.3 Evidence of Award. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver the certificates and stock power to the Participant.

     9.4 Shareholder Rights. A Participant shall have all the rights of a shareholder with respect to Restricted Stock awarded, including voting and dividend rights, unless otherwise provided in the Award Agreement.

SECTION 10  STOCK UNITS

     10.1 Grant of Stock Units. Subject to the terms and provisions of the Plan, the Board may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Board shall determine.

     10.2 Consideration. Shares awarded in connection with a Stock Unit shall be issued for whatever consideration is determined by the Board, subject to applicable law.

SECTION 11  OTHER AWARDS

     The Board shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above which the Board determines to be consistent with the purposes of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof. Other Awards may also include cash payments (including the cash payment of dividend equivalents) under the Plan which may be based on one or more criteria determined by the Board that are unrelated to the value of the Shares and that may be granted in tandem with, or independent of, other Awards under the Plan.

SECTION 12  GENERAL PROVISIONS APPLICABLE TO AWARDS

     12.1 Legal and Regulatory Matters. The delivery of Shares shall be subject to compliance with (i) applicable federal and state laws and regulations, (ii) if the outstanding Shares are listed at the time on any stock exchange or automated quotation system, the listing requirements of such exchange or system, and (iii) the Company's counsel's approval of all other legal matters in connection with the issuance and delivery of the Shares. If the sale of the Shares has not been registered under the 1933 Act, the Company may require, as a condition to delivery of the Shares, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the 1933 Act and may require that the certificates evidencing the Shares bear an appropriate legend restricting transfer.

     12.2 Award Agreement. The terms and provisions of an Award shall be set forth in an Award Agreement approved by the Board and delivered or made available to the Participant as soon as practicable following the Grant Date.

     12.3 Determination of Restrictions on the Award. The vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Board and set forth in the applicable Award Agreement. Notwithstanding the foregoing, the Board may accelerate (i) the vesting or payment of any Award (including an ISO), (ii) the lapse of restrictions on any Award (including an Award of Restricted Stock) and
(iii) the date on which any Option or SAR first becomes exercisable.

     12.4 Mergers, etc. Notwithstanding any other provisions of the Plan, in the event that a transaction occurs that results or will result in the Common Stock not being registered under Section 12 of the Exchange Act, all Awards shall terminate upon the completion of the transaction. If the transaction is intended to be treated as a pooling of interests for accounting purposes, the Board shall cause the acquiring or surviving corporation or one of its affiliates to grant replacement Awards to Participants. In all other transactions, the

Board may either arrange for replacement Awards, accelerate the exercisability of all outstanding Awards (subject to completion of the transaction) or terminate all Awards in exchange for a cash payment. Replacement Awards for ISOs shall satisfy any applicable requirements of the Code.

     12.5 Termination of Employment. For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant: (i) a transfer to the employment of the Company from its Parent (if any) or from a Subsidiary, or from the Company to its Parent (if any) or to a Subsidiary, or from one Subsidiary to another, or from the Company's Parent (if any) to a Subsidiary, or from a Subsidiary to the Company's Parent (if any); or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board otherwise so provides in writing. For purposes of the Plan, employees of a Subsidiary or Parent (if any) shall be deemed to have terminated their employment on the date on which such Subsidiary or Parent ceases to be a Subsidiary or Parent of the Company, as the case may be.

     12.6 Date of and Effect of Termination of Employment. The date of a Participant's termination of employment for any reason shall be determined in the sole discretion of the Board. The Board shall have full authority to determine and specify in the applicable Award Agreement the effect, if any, that a Participant's termination of employment for any reason will have on the vesting, exercisability, payment or lapse of restrictions applicable to an outstanding Award.

     12.7 Grant of Awards. Each Award may be made alone, in addition to or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     12.8 Settlement of Awards. No Shares shall be delivered pursuant to any exercise of an Award until payment in full of the price therefor, if any, is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Board at or after the Grant Date, by delivery of a note or Shares, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or by having the Company hold back from the Shares to be delivered upon exercise Shares having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price, or by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or by any combination of the permissible forms of payment, or by such other lawful consideration as the Board shall determine.

     12.9 Withholding Requirements and Arrangements. The Participant shall pay to the Company or make provision satisfactory to the Board for payment of any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Board's discretion, such tax obligations may be paid in whole or in part in Shares, including Shares obtained in connection with the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     12.10 No Effect on Employment. The Plan shall not give rise to any right on the part of any Participant to continue in the employ of the Company, its Parent (if any) or any Subsidiary. The loss of existing or potential profit in Awards granted under the Plan shall not constitute an element of damages in the event of termination of the relationship of a Participant even if the termination is in violation of an obligation of the Company to the Participant by contract or otherwise.

     12.11 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she becomes the holder thereof.

     12.12 Adjustments. Upon the happening of any of the following described events, a Participant's rights with respect to Awards granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the Award Agreement.

     12.12.1 Stock Splits and Recapitalizations. In the event the Company issues any of its Shares as a stock dividend upon or with respect to the Shares, or in the event Shares shall be subdivided or combined into a greater or smaller number of Shares, or if, upon a merger or consolidation (except those described in Section 12.4), reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, Shares shall be exchanged for other securities of the Company, securities of another entity, cash or other property, each Participant upon exercising an Award (for the aggregate purchase price to be paid under the Award) shall be entitled to purchase such number of Shares, other securities of the Company, securities of such other entity, cash or other property as the Participant would have received if the Participant had been the holder of the Shares with respect to which the Award is exercised at all times between the Grant Date of the Award and the date of its exercise, and appropriate adjustments shall be made in the purchase price per Share.

     12.12.2 Restricted Stock. If any person owning Restricted Stock receives new or additional or different shares or securities ("New Securities") in connection with a corporate transaction described in Section 12.12.1 as a result of owning such Restricted Stock, the New Securities shall be subject to all of the conditions and restrictions applicable to the Restricted Stock with respect to which such New Securities were issued.

     12.12.3 Board Determination. Notwithstanding any provision to the contrary, no adjustments shall be made pursuant to this Section 12.12 with respect to ISOs unless (i) the Board, after consulting with counsel for the Company, determines that such adjustments would not constitute a "modification," "extension" or "renewal" of such ISOs as such terms are defined in Section 424 of the Code, (ii) would cause any adverse tax consequences for the holders of such ISOs or (iii) the holders of such ISOs consent to the adjustment. No adjustments to ISOs shall be made for dividends paid in cash or in property other than securities of the Company.

     12.12.4 Fractional Shares. No fractional Shares shall be issued under the Plan. Any fractional Shares which, but for this Section, would have been issued shall be deemed to have been issued and immediately sold to the Company for their Fair Market Value, and promptly after such deemed issuance and sale the Participant shall receive from the Company cash in lieu of such fractional Shares.

     12.12.5 Other Distributions. The Board may adjust the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property, or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

     12.12.6 Further Adjustment. Upon the happening of any of the events described in Sections 12.12.1 or 12.12.5, the class and aggregate number of Shares set forth in Sections 5.1 and 5.3 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan shall be appropriately adjusted to reflect the events described in such Sections. The Board shall determine the specific adjustments to be made under this Section 12.12.6.

SECTION 13  AMENDMENT AND TERMINATION

     13.1 Amendment, Suspension or Termination of the Plan. The Board may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that no modification, amendment, suspension or termination of the Plan shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement; and provided, further, that such modification, amendment, suspension or termination shall not, without a Participant's consent, affect adversely the rights of such Participant with respect to any Award previously made.

     13.2 Amendment, Suspension or Termination of an Award. The Board may modify, amend or terminate any outstanding Award, including, without limitation, substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an ISO to a NQO; provided, however, that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 14  LEGAL CONSTRUCTION

     14.1 Captions. The captions provided herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan or serve as a basis for interpretation or construction of the Plan.

     14.2 Severability. In the event any provision of the Plan is held invalid or illegal for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     14.3 Governing Law. The Plan and all rights under the Plan shall be construed in accordance with and governed by the internal laws of the Commonwealth of Massachusetts.

                                                                    1756-PS-1999

                                     PROXY

                                 PROVANT, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 3, 1999


The undersigned, having received the Notice of Annual Meeting of Stockholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) Dominic J. Puopolo and Rajiv Bhatt, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of PROVANT, Inc. to be held November 3, 1999, and all adjournments thereof (the "Annual Meeting"), and there to vote all shares of Common Stock of PROVANT, Inc. that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Annual Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS APPROVAL OF THE PROPOSALS CONTAINED HEREIN.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND FOR THE 1998 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED.

---------------                                                  ---------------
  SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
     SIDE                                                             SIDE
---------------                                                  ---------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.
                                                            FOR AGAINST ABSTAIN
1. For the election of all nominees     2. For the approval
   listed below (except as otherwise       the 1998 Equity  [ ]   [ ]     [ ]
   indicated).                             Incentive Plan,
                                           as amended and
   NOMINEES: Paul M. Verrochi, John H.     restated.
   Zenger, Dominic J. Puopolo, Herbert
   A. Cohen, Michael J. Davies, Bert
   Decker, Paul C. Green, Ph.D., David
   B. Hammond, John R. Murphy, Esther
   T. Smith, A. Carl von Sternberg,
   Marc S. Wallace

     FOR                    WITHHELD       The undersigned hereby confer(s) upon
     ALL    [ ]         [ ] FROM ALL       the Proxies, and each of them,
   NOMINEES                 NOMINEES       discretionary authority (i) to
                                           consider and act upon such business,
                                           matters or proposals other than the
[ ]___________________________________     business set forth herein as may
FOR ALL NOMINEES EXCEPT AS NOTED ABOVE     properly come before the Annual
                                           Meeting, to the extent permitted by
                                           applicable law, and (ii) with respect
                                           to the election of directors in the
                                           event that any of the nominees is
                                           unable or unwilling to serve.

                                           MARK HERE FOR ADDRESS CHANGE AND  [ ]
                                           NOTE AT LEFT


                                           PLEASE ACT PROMPTLY
                                           SIGN, DATE & MAIL YOUR PROXY CARD
                                           TODAY


                                           In signing, please write name(s)
                                           exactly as appearing in the imprint
                                           on this card. For shares held
                                           jointly, each joint owner should
                                           sign. If signing as executor, or in
                                           any other representative capacity, or
                                           as an officer of a corporation,
                                           please indicate your full title as
                                           such.



Signature:_________________ Date:______ Signature:_________________ Date:______